EXHIBIT 21
                                  SUBSIDIARIES

NAME                       STATE OF INCORPORATION
----                       ----------------------

Premier Bank               Pennsylvania

PBI Capital Trust          Delaware

Lenders Abstract, LLC      Pennsylvania


                                       78

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